Exhibit 10.1

FOURTH AMENDMENT TO THE

BIOSIG TECHNOLOGIES, INC. 2023 LONG-TERM INCENTIVE PLAN

This FOURTH AMENDMENT TO THE BIOSIG TECHNOLOGIES, INC. 2023 LONG-TERM INCENTIVE PLAN (this “Amendment”), effective as of December 30, 2025, is made and entered into by Streamex Corp. (formerly BioSig Technologies, Inc.), a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the BioSig Technologies, Inc. 2023 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board may amend the Plan at any time and from time to time;

WHEREAS, the Board desires to amend the Plan to reflect the Company’s name change from BioSig Technologies, Inc. to Streamex Corp.;

WHEREAS, the Board desires to amend the Plan, to increase the number of shares of Common Stock that may be delivered pursuant to awards under the Plan by an additional 22,494,324 shares.

NOW, THEREFORE, in accordance with Article 9 of the Plan the Company hereby amends the Plan as follows:

1. All references in the Plan to “BioSig Technologies, Inc.” are hereby amended and replaced with “Streamex Corp.”

2. Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 37,230,130 plus any Prior Plan Awards, of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

STREAMEX CORP.

By:	/s/ Karl Henry McPhie
Name:	Karl Henry McPhie
Title:	Chief Executive Officer